EXHIBIT 23.1







                    INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
Micronetics, Inc.



     We hereby consent to incorporation by reference in Registration Statement Numbers 333-80151 and 333-46646 on Form S-8 of our report dated April 25, 2003 on the consolidated balance sheet of Micronetics, Inc. and Subsidiaries as of March 31, 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which appear in the March 31, 2003 Annual Report on Form 10-KSB of Micronetics, Inc.





TROCHIANO & DASZKOWSKI LLP
Staten Island, New York
June 17, 2003